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                                                                     Exhibit 4.1

                                    FORM OF:

                          TRITON PCS, INC., as Issuer,

                      TRITON PCS INVESTMENT COMPANY L.L.C.,

                                  as Guarantor,

                                       and

         CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

                                -----------------

                          FIRST SUPPLEMENTAL INDENTURE
                           Dated as of March 30, 1999

                                       TO

                                   INDENTURE,
                             Dated as of May 4, 1998

                                 Debt Securities

                                -----------------

================================================================================
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                          FIRST SUPPLEMENTAL INDENTURE

      THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 30, 1999, by and among TRITON PCS, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), TRITON PCS INVESTMENT COMPANY L.L.C., a limited liability company duly organized and existing under the laws of the State of Delaware (the "Guarantor"), and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized under laws of the United States of America, as trustee (hereinafter called the "Trustee"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture (as defined below).

      WITNESSETH:

      WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of May 4, 1998 (the "Indenture"), relating to $450,000,000 gross proceeds of the Company's 11% Senior Subordinated Discount Notes due 2008; and

      WHEREAS, the Guarantor was organized as a Delaware limited liability company on February 26, 1999 and, as of the date hereof, the Guarantor is a Subsidiary of the Company; and

      WHEREAS, in connection with the Company's Credit Agreement, the Guarantor entered into a guarantee of the indebtedness under the Company's Credit Agreement on March 30, 1999; and

      WHEREAS, in accordance with Section 4.18 of the Indenture, the Company is required to cause the Guarantor, until the Guarantor ceases to be a direct or indirect obligor (including as guarantor) under, or in respect of all of the Company's Credit Facilities, to become a Guarantor and to fully and unconditionally guarantee all of the Company's obligations under the Securities and the Indenture by executing and delivering to the Trustee this First Supplemental Indenture; and

      WHEREAS, Section 10.01(x) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Securityholder to add a Guarantor pursuant to the requirements of Section 4.18 of the Indenture; and

      WHEREAS, the Company, the Guarantor and the Trustee desire to enter into, execute and deliver this First Supplemental Indenture in compliance with the provisions of the Indenture; and

      WHEREAS, all things prescribed by law and by the terms of the Indenture necessary to make this First Supplemental Indenture, when duly executed and delivered by the Company, the
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Guarantor and the Trustee a valid and binding instrument, enforceable in accordance with its terms, and otherwise to effectuate the amendment of the Indenture, have been done and performed, and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized;

      NOW, THEREFORE, in consideration of the above premises, the Company, the Guarantor and the Trustee covenant and agree as follows:

                                   ARTICLE ONE

                             Supplemental Indenture

      Section 1.01. This First Supplemental Indenture is a supplement to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as a part of, the Indenture for any and all purposes, including but not limited to satisfaction and discharge of the Indenture as provided in Article 9 of the Indenture.

      Section 1.02. This First Supplemental Indenture shall become effective immediately upon execution and delivery by each of the Company, the Guarantor and the Trustee.

                                   ARTICLE TWO

                                    Guarantee

      Section 2.01. Subject to section 11.04 of the Indenture, until the Guarantor ceases to be a direct or indirect obligor (including as guarantor) under, or in respect of all of the Company's Credit Facilities, the Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee under the Indenture or under the Securities will be promptly paid in full or performed, all in accordance with the terms of the Indenture and of the Securities. The Guarantor hereby further agrees to be bound by all other provisions of the Indenture that are applicable to a "Guarantor" and the guarantee of the Guarantor set forth in this First Supplemental Indenture shall be subject to release upon the terms set forth in the Indenture.


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      Section 2.02. The Company hereby expressly ratifies, adopts, renews, confirms and continues in full force and effect, without limitation, except as hereby amended, each and every covenant, agreement, condition and provision applicable to it contained in the Indenture.

      Section 2.03. The Company and the Guarantor covenant that the recitals of fact and statements contained in this First Supplemental Indenture are true and that, upon the execution and delivery of this First Supplemental Indenture, the Company is not in default in any respect under any of the provisions of the Indenture or of the Securities.

                                  ARTICLE THREE

                              Additional Provisions

      Section 3.01. Except to the extent supplemented by Article Two of this First Supplemental Indenture, the Indenture remains in full force and effect in accordance with its terms. It shall not be necessary in connection with any future reference to the Indenture to also make reference to this First Supplemental Indenture.

      Section 3.02. The cover page of this First Supplemental Indenture and all article and description headings are inserted for convenience of reference only and are not to be taken to be any part of this First Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

      Section 3.03. The laws of the State of New York shall govern this First Supplemental Indenture without regard to principles of conflicts of law.

      Section 3.04. This First Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the date first written above.

                                    TRITON PCS, INC.

                                    By:
                                       ---------------------------------------
                                       Name: Michael E. Kalogris
                                       Title: Chief Executive Officer


                                    TRITON PCS INVESTMENT COMPANY L.L.C.

                                    By:   Triton Management Company, Inc., as
                                          Manager

                                          By:
                                             ---------------------------------
                                             Name:  David Clark
                                             Title:


                                    CHASE MANHATTAN TRUST COMPANY, NATIONAL
                                    ASSOCIATION
                                    as Trustee

                                    By:
                                       ---------------------------------------
                                       Authorized Signatory